                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Paramount Acquisition Corp.
(the "Company") on Form 10-QSB for the period ending March 31, 2006 (the
"Report"), as filed with the Securities and Exchange Commission on the date hereof, I J. Jay Lobell, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the
Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

By:  /s/ J. Jay Lobell                                       Dated: May 15, 2006
     -----------------------------
     J. Jay Lobell
     Chief Executive Officer and Secretary
     (Principal Executive and Financial and Accounting Officer)